Exhibit 99.1

SurModics Reports Fourth Quarter and Fiscal Year 2012 Results

Fourth Quarter Highlights:

  GAAP Revenue Declined Slightly; 12% Non-GAAP Revenue Growth
  Continuing Operations Delivered $0.17 GAAP EPS and $0.19 Non-GAAP EPS
  Purchased 16.5% of Outstanding Common Stock

Full Year Highlights:

  Achieved Record Hydrophilic Coating Revenue and In Vitro Diagnostic Product Revenue
  2% GAAP Revenue Decline; 12% Non-GAAP Revenue Growth
  Continuing Operations Delivered $0.58 GAAP EPS and $0.61 Non-GAAP EPS
  Achieved High-End of Our Full Year 2012 Revenue & EPS Outlook

EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--November 6, 2012--SurModics, Inc. (Nasdaq:SRDX), a leading provider of surface modification and in vitro diagnostic technologies to the healthcare industries, today announced results for its fourth quarter and fiscal year ended September 30, 2012.

Commenting on the Company’s results, SurModics’ President and Chief Executive Officer, Gary Maharaj said, “We are pleased with our fourth quarter and full year results, which reflect the successful execution of the strategic objectives we outlined at the beginning of the year. Our focus on growing our core business generated double digit revenue growth and a doubling of our earnings per share in the fourth quarter of fiscal 2012 compared with the prior year period. Additionally, our healthy balance sheet and strong cash generation allowed us to return $55 million of cash to shareholders in the form of a major share repurchase.” Maharaj concluded, “As we move in to 2013, we are confident that our balanced approach to maximizing our core business while expanding our core offerings will support our commitment to long-term, profitable growth.”

Fourth Quarter Revenue and Earnings Summary

Revenue for the fourth quarter totaled $13.8 million, a slight decline from the $13.9 million reported in the fourth quarter of last year. Diluted earnings per share from continuing operations was $0.17 for the fourth quarter compared with $0.13 for the same period last year. Diluted earnings per share, including discontinued operations, was $0.16 for the fourth quarter. Fourth quarter results include $0.5 million of expense associated with the Company’s modified Dutch auction tender offer.

Results for the fiscal 2012 fourth quarter, when compared with the fiscal 2011 fourth quarter, benefited from in vitro diagnostic products and hydrophilic coatings revenue growth which offset a $1.5 million decline in royalty and product revenue associated with Cypher and Cypher Select Plus drug eluting stents. Excluding the impact of Cypher, non-GAAP revenue increased 12% from the year-ago period. Excluding Cypher revenue and tender offer costs, non-GAAP diluted earnings per share from continuing operations in the fourth quarter grew 111% to $0.19 compared with $0.09 last year.

Full Year Revenue and Earnings Summary

Fiscal year 2012 revenue of $51.9 million was at the upper end of our full year outlook and reflects a 2% decline from the $52.8 million reported last year. Diluted earnings per share from continuing operations declined 8% to $0.58 for fiscal 2012 compared with $0.63 for last year.

Growth in our core business helped to offset $5.4 million, or nearly 90%, of the $6.2 million revenue decline associated with Cypher. As a result, the Company’s non-GAAP revenue grew 12%. Diluted non-GAAP earnings per share from continuing operations increased 61% to $0.61 for fiscal 2012 compared with $0.38 for last year.

Medical Device Highlights

Revenue for the Medical Device business unit for the fourth quarter of fiscal 2012, which includes hydrophilic coatings and device drug delivery technologies, was $10.0 million, a decrease of 2% from the prior year period. Total Medical Device revenue for fiscal year 2012 was $37.9 million, a decrease of 4% from the prior year.

Hydrophilic coating revenue was $9.9 million in the fourth quarter, a 13% increase compared with the fourth quarter of 2011. For fiscal 2012, hydrophilic coating revenue was $36.8 million, a 10% increase from 2011.

Excluding the impact of Cypher, fourth quarter Medical Device non-GAAP revenue increased 15% from the year-ago period. Adjusting for Cypher, full year Medical Device non-GAAP revenue increased 14%. Medical Device revenue growth for the quarter and the year was driven by solid double-digit hydrophilic coating revenue growth in the neurovascular, peripheral vascular and transcatheter heart valve replacement markets.

Medical Device generated $5.2 million of operating income during the fourth quarter, a 5% increase from the year-ago period. Excluding Cypher, Medical Device non-GAAP operating income increased 52% from the year-ago period.

Medical Device operating income for fiscal year 2012 was $18.4 million, down 8% from last year. Excluding Cypher, Medical Device non-GAAP operating income increased 34% from the prior year period.

Additional Medical Device highlights during the quarter include:

  Two medical device customers launched new products utilizing SurModics hydrophilic coatings
  Double-digit hydrophilic royalty growth in key medical device growth segments – neurovascular, peripheral vascular and transcatheter valves
  Record quarterly hydrophilic coating royalty revenue

In Vitro Diagnostics Highlights

For the fourth quarter, our In Vitro Diagnostics (“IVD”) revenue was $3.8 million, an increase of 5% compared with the fourth quarter of fiscal 2011. Total IVD revenue for fiscal year 2012 was $14.0 million, an increase of 7% from 2011.

The IVD business unit generated $1.3 million of operating income during the fourth quarter, an increase of 35% from the year ago period, driven by revenue growth and lower operating expenses. Total operating income for fiscal year 2012 was $4.5 million, an increase of 5% from the prior year period.

Additional In Vitro Diagnostic highlights during the quarter include:

  Eight consecutive quarters of year-over-year product revenue growth
  Record quarterly product revenue
  Addition of 15 new diagnostic test kit manufacturer customers

Full-Year Fiscal 2013 Revenue and Earnings Outlook

The Company estimates revenue for fiscal 2013 to be in the range of $55.0 to $58.0 million, reflecting 6% to 12% year-over-year revenue growth. The Company estimates fully-diluted earnings to be in the range of $0.75 to $0.87 per share, reflecting 29% to 50% year-over-year earnings per share growth. Earnings per share outlook reflects 14.7 million shares outstanding and a 38% income tax rate.

Live Webcast

SurModics will host a webcast at 5:00 p.m. ET (4:00 p.m. CT) today to discuss the fourth quarter and full fiscal year 2012 results. To access the webcast, go to the investor relations portion of the Company’s website at www.surmodics.com and click on the webcast icon. A replay of the fourth quarter conference call will be available by dialing 800-406-7325 and entering conference call ID passcode 4573630. The audio replay will be available beginning at 8:00 p.m. ET on Tuesday, November 6, until 8:00 p.m. ET on Tuesday, November 13.

About SurModics, Inc.

SurModics’ mission is to exceed our customers’ expectations and enhance the well-being of patients by providing the world’s foremost, innovative surface modification technologies and in vitro diagnostic chemical components. The Company partners with the world’s leading and emerging medical device, diagnostic and life science companies to develop and commercialize innovative products designed to improve patient diagnosis and treatment. Core offerings include surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for in vitro diagnostic test kits and microarrays. SurModics is headquartered in Eden Prairie, Minnesota. For more information about the Company, visit http://www.surmodics.com. The content of SurModics’ website is not part of this press release or part of any filings that the Company makes with the SEC.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations regarding our ability to achieve sustainable long-term growth and value creation, our expectations regarding the Company’s performance in the near- and long-term, including our revenue and earnings expectations for fiscal 2013, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including (1) reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies may adversely affect our business operations, our ability to realize the full potential of our pipeline, and our ability to achieve our corporate goals; (2) possible adverse market conditions and possible adverse impacts on our cash flows, and (3) the factors identified under "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SurModics is reporting non-GAAP financial results including non-GAAP revenue, non-GAAP operating income, non-GAAP net income and non-GAAP diluted net income per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance excluding certain event-specific charges, and provide an alternative perspective of our results of operations. We use non-GAAP measures, including those set forth in this release, to assess our operating performance and to determine payout under our executive compensation programs. We believe that presentation of certain non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors and facilitates comparisons of our current results of operations. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures presented should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific periods presented, which are attached to this release.

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Revenue:
Royalties and license fees	$7,448	$7,747	$27,445	$30,385
Product sales	5,293	5,607	20,742	20,150
Research and development	1,102	547	3,741	2,221
Total revenue	13,843	13,901	51,928	52,756
Operating costs and expenses:
Product costs	1,962	2,036	7,418	6,750
Research and development	3,490	3,793	14,143	14,005
Selling, general and administrative	3,753	4,132	14,025	14,862
Restructuring charges	―	1,007	―	1,616
Total operating costs and expenses	9,205	10,968	35,586	37,233
Operating income from continuing operations	4,638	2,933	16,342	15,523

Other income (loss):
Investment and other income	178	129	768	1,006
Impairment loss on investment	―	―	(804)	―
Other income (loss)	178	129	(36)	1,006
Income from continuing operations before income taxes	4,816	3,062	16,306	16,529
Income tax provision	(1,962)	(872)	(6,177)	(5,604)
Income from continuing operations	2,854	2,190	10,129	10,925
Discontinued operations:
(Loss) income from discontinued operations, net of taxes	(55)	(20,855)	1,176	(29,431)
Loss on sale of discontinued operations, net of taxes	(59)	―	(1,074)	―
(Loss) income from discontinued operations	(114)	(20,855)	102	(29,431)
Net income (loss)	$2,740	$(18,665)	$10,231	$(18,506)

Basic income (loss) per share:
Continuing operations	$0.17	$0.13	$0.58	$0.63
Discontinued operations	(0.01)	(1.20)	0.01	(1.69)
Net income (loss)	$0.16	$(1.07)	$0.59	$(1.06)

Diluted income (loss) per share:
Continuing operations	$0.17	$0.13	$0.58	$0.63
Discontinued operations	(0.01)	(1.19)	0.01	(1.69)
Net income (loss)	$0.16	$(1.07)	$0.59	$(1.06)

Weighted average number of shares outstanding:
Basic	16,756	17,449	17,318	17,419
Diluted	16,926	17,493	17,431	17,462

SurModics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	September 30,
	2012	2011
	(Unaudited)
Assets
Cash and short-term investments	$29,657	$38,443
Accounts receivable	5,069	4,385
Inventories	3,524	3,181
Other current assets	1,617	2,410
Current assets of discontinued operations	883	5,983
Total current assets	40,750	54,402

Property and equipment, net	13,610	14,586
Long-term investments	28,433	29,754
Other assets	21,077	25,529
Non-current assets of discontinued operations	―	32,511
Total assets	$103,870	$156,782

Liabilities and Stockholders’ Equity
Current liabilities	$5,103	$5,691
Current liabilities of discontinued operations	1,640	5,349
Total current liabilities	6,743	11,040

Other liabilities	2,432	2,643
Non-current liabilities of discontinued operations	―	3,491
Total stockholders’ equity	94,695	139,608
Total liabilities and stockholders’ equity	$103,870	$156,782

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Year Ended
	September 30,
	2012	2011
	(Unaudited)
Operating Activities:
Net income (loss)	$10,231	$(18,506)
(Income) loss from discontinued operations	(1,176)	29,431
Loss on sale of discontinued operations	1,074	―
Depreciation and amortization	2,929	3,159
Stock-based compensation	2,671	3,650
Net other operating activities	(109)	(1,538)
Change in operating assets and liabilities:
Accounts receivable	(685)	1,873
Accounts payable and accrued liabilities	(2,187)	570
Income taxes	5,256	5,016
Deferred revenue	(42)	(51)
Net change in other operating assets and liabilities	(336)	(704)
Net cash provided by operating activities from continuing operations	17,626	22,900

Investing Activities:
Net purchases of property and equipment	(763)	(1,551)
Payments related to a prior business acquisition	―	(5,650)
Cash received from (transferred to) discontinued operations	27,665	(4,841)
Net other investing activities	2,716	438
Net cash provided by (used in) investing activities from continuing operations	29,618	(11,604)

Financing Activities:
Purchases of common stock to pay employee taxes	(250)	(40)
Repurchase of common stock	(54,991)	―
Net other financing activities	320	570
Net cash (used in) provided by financing activities from continuing operations	(54,921)	530
Net cash (used in) provided by continuing operations	(7,677)	11,826

Discontinued Operations:
Net cash used in operating activities	(1,514)	(2,945)
Net cash provided by (used in) investing activities	29,817	(1,908)
Net cash (used in) provided by financing activities	(28,303)	4,853
Net cash provided by discontinued operations	―	―

Net change in cash and cash equivalents	(7,677)	11,826
Cash and Cash Equivalents:
Beginning of period	23,217	11,391
End of period	$15,540	$23,217

SurModics, Inc. and Subsidiaries
Supplemental Segment Information
(in thousands)

(Unaudited)

	Three Months Ended September 30,
	2012		2011		% Change
Revenue		% of Total		% of Total
Medical Device	$9,994	72.2%	$10,234	73.6%	-2.3%
In Vitro Diagnostics	3,849	27.8	3,667	26.4	5.0
Total revenue	$13,843	100.0%	$13,901	100.0%	-0.4%

	Year Ended September 30,
	2012		2011		% Change
Revenue		% of Total		% of Total
Medical Device	$37,883	73.0%	$39,606	75.1%	-4.4%
In Vitro Diagnostics	14,045	27.0	13,150	24.9	6.8
Total revenue	$51,928	100.0%	$52,756	100.0%	-1.6%

		Three Months Ended		Year Ended
		September 30,		September 30,
		2012	2011	2012	2011
Operating Income (Loss)
Medical Device		$5,205	$4,962	$18,431	$19,997
In Vitro Diagnostics		1,296	960	4,542	4,314
Corporate		(1,863)	(2,989)	(6,631)	(8,788)
Total operating income		$4,638	$2,933	$16,342	$15,523

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Three Months Ended September 30, 2012
(in thousands, except per share data)

(Unaudited)

	As Reported			Adjusted Non-
	GAAP(1)	Adjustments		GAAP(2)

Revenue
Royalties and license fees	$7,448	$(60)	(3)	$7,388
Product sales	5,293			5,293
Research and development	1,102			1,102
Total revenue	$13,843	$(60)		$13,783

Operating income from continuing operations	$4,638	$447	(4)	$5,085

Income from continuing operations	$2,854	$409	(5)	$3,263

Diluted income per share from continuing operations(6)	$0.17			$0.19

(1)	Reflects continuing operating results in accordance with U.S. generally accepted accounting principles (“GAAP”).
(2)	Adjusted Non-GAAP amounts consider adjustments to royalty revenue with the Cordis Cypher and Cypher Select Plus stents (the “Cypher Products”) and recognition of tender offer costs in the period in accordance with GAAP.
(3)	Reflects adjustment to royalty revenue of $60 associated with the Cypher Products.
(4)	Reflects the revenue adjustment as well as reversal of $507 of tender offer costs.
(5)	Reflects the after tax impact of the adjustments associated with the Cypher Products and tender offer costs and adjustment to the income tax provision utilizing an Adjusted Non-GAAP effective tax rate of 38.0% for the period presented.
(6)	Diluted income per share from continuing operations is calculated using the diluted weighted average shares outstanding for the period presented.

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Three Months Ended September 30, 2011
(in thousands, except per share data)

(Unaudited)

	As Reported			Adjusted
	GAAP(1)	Adjustments		Non-GAAP(2)

Revenue
Royalties and license fees	$7,747	$(1,109)	(3)	$6,638
Product sales	5,607	(479)	(3)	5,128
Research and development	547			547
Total revenue	$13,901	$(1,588)		$12,313

Operating income from continuing operations	$2,933	$(578)	(4)	$2,355

Income from continuing operations	$2,190	$(650)	(5)	$1,540

Diluted income per share from continuing operations(6)	$0.13			$0.09

(1)	Reflects continuing operating results in accordance with U.S. generally accepted accounting principles (“GAAP”).
(2)	Adjusted Non-GAAP amounts consider adjustments to royalty revenue, product sales and product costs associated with the Cordis Cypher and Cypher Select Plus stents (the “Cypher Products”) recognized in the period in accordance with GAAP.
(3)	Reflects adjustments to royalty revenue of $1,109 and product sales of $479 associated with the Cypher Products.
(4)	Reflects the revenue adjustments, a reduction of product costs of $3 associated with the Cypher Products as well as reversal of restructuring charges of $1,007.
(5)	Reflects the after tax impact of the adjustments associated with the Cypher Products and restructuring charges and adjustment to the income tax provision utilizing an Adjusted Non-GAAP effective tax rate of 38.0% for the period presented.
(6)	Diluted income per share from continuing operations is calculated using the diluted weighted average shares outstanding for the period presented.

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Year Ended September 30, 2012
(in thousands, except per share data)

(Unaudited)

	As Reported			Adjusted
	GAAP(1)	Adjustments		Non-GAAP(2)

Revenue
Royalties and license fees	$27,445	$(371)	(3)	$27,074
Product sales	20,742	(23)	(3)	20,719
Research and development	3,741			3,741
Total revenue	$51,928	$(394)		$51,534

Operating income from continuing operations	$16,342	$121	(4)	$16,463

Income from continuing operations	$10,129	$554	(5)	$10,683

Diluted income per share from continuing operations(6)	$0.58			$0.61

(1)	Reflects continuing operating results in accordance with U.S. generally accepted accounting principles (“GAAP”).
(2)	Adjusted Non-GAAP amounts consider adjustments to royalty revenue, product sales and product costs associated with the Cordis Cypher and Cypher Select Plus stents (the “Cypher Products”), reversal of tender offer costs and the impairment loss on investment recognized in the period in accordance with GAAP.
(3)	Reflects adjustments to royalty revenue of $371 and product sales of $23 associated with the Cypher Products.
(4)	Reflects the revenue adjustments as well as a reduction of product costs of $8 associated with the Cypher Products and the reversal of $507 associated with tender offer costs.
(5)	Reflects the after tax impact of the adjustments associated with the Cypher Products, the $507 tender offer costs, the $804 impairment loss on investment and adjustment to the income tax provision utilizing an Adjusted Non-GAAP effective tax rate of 38.0% for the period presented. The impairment loss on investment does not generate a tax benefit.
(6)	Diluted income per share from continuing operations is calculated using the diluted weighted average shares outstanding for the period presented.

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Year Ended September 30, 2011
(in thousands, except per share data)

(Unaudited)

	As Reported			Adjusted
	GAAP(1)	Adjustments		Non-GAAP(2)

Revenue
Royalties and license fees	$30,385	$(5,567)	(3)	$24,818
Product sales	20,150	(1,045)	(3)	19,105
Research and development	2,221			2,221
Total revenue	$52,756	$(6,612)		$46,144

Operating income from continuing operations	$15,523	$(5,734)	(4)	$9,789

Income from continuing operations	$10,925	$(4,232)	(5)	$6,693

Diluted income per share from continuing operations(6)	$0.63			$0.38

(1)	Reflects continuing operating results in accordance with U.S. generally accepted accounting principles (“GAAP”).
(2)	Adjusted Non-GAAP amounts consider adjustments to royalty revenue, product sales and product costs associated with the Cordis Cypher and Cypher Select Plus stents (the “Cypher Products”) and other specific items recognized in the period in accordance with GAAP.
(3)	Reflects adjustments to royalty revenue of $5,567 and product sales of $1,045 associated with the Cypher Products.
(4)	Reflects the revenue adjustments as well as a reduction of product costs of $89, reversal of qualified therapeutic grant income of $827 and reversal of restructuring charges of $1,616.
(5)	Reflects the after tax impact of the adjustments associated with the Cypher Products, other specific item adjustments and adjustment to the income tax provision utilizing an Adjusted Non-GAAP effective tax rate of 38.0% for the period presented.
(6)	Diluted income per share from continuing operations is calculated using the diluted weighted average shares outstanding for the period presented.

CONTACT:
SurModics, Inc.
Tim Arens, 952-500-7000
Vice President of Finance and interim Chief Financial Officer